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                                                                    Exhibit 1.01

                             Up to 400,000 Shares

                                 BENIHANA INC.

                             Class A Common Stock

                            UNDERWRITING AGREEMENT


                                 May __, 2001

Ladenburg Thalmann & Co. Inc.
590 Madison Avenue
New York, New York 10022

Dear Sirs:

     Benihana of Tokyo, Inc. (the "Selling Stockholder") proposes to sell up to an aggregate of 400,000 shares (the "Shares") of the Class A Common Stock, par value $.10 per share (the "Class A Stock") of Benihana Inc., a Delaware corporation (the "Company"). This is to confirm the agreement concerning the purchase of the Shares from the Selling Stockholder by Ladenburg Thalmann & Co. Inc., as underwriter (the "Underwriter").

     SECTION 1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

     (a) A registration statement on Form S-3 and one or more amendments thereto with respect to the Shares have (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement and each of the amendments thereto have been delivered by the Company to you as the Underwriter. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post- effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Underwriter pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such registration statement, as amended at the Effective Time, including all information contained or incorporated by reference in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part of the registration statement as of the Effective Time
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pursuant to Rule 430A of the Rules and Regulations; and "Prospectus" means the prospectus in the form first used to confirm sales of Shares, including all information contained or incorporated by reference therein. If the Company has filed an abbreviated registration statement to register additional shares of Class A Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

     (b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein.

     (c) The Company and each of its subsidiaries (as defined in Section 16) have (i) been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, (ii) are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and (iii) have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except, in the case of clauses (ii) and (iii), where the failure to so qualify and be in good standing as a foreign corporation or have such power or authority would not, singularly or in the aggregate, reasonably be expected to have a material adverse effect on the general affairs, management, consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"). None of the Company's subsidiaries is a limited liability company.

     (d) The authorized capital stock of the Company consists of 5,000,000 shares of preferred stock, par value $1.00 per share (the "Preferred Stock"), 12,000,000 shares of common stock, par value $.10 per share (the "Common Stock"), and 20,000,000 shares of Class A Stock. As of May 18, 2001, the Company had 3,579,116 shares of Common Stock and 2,580,536 shares of Class A Stock issued and outstanding and 9,177 shares of Class A Common Stock held in treasury. All of the issued shares of capital stock of the

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Company have been, and all of the Shares will be, when issued upon conversion of the Preferred Stock and Common Stock, duly and validly authorized and issued, are, and with respect to the Shares, will be, fully paid and non-assessable and conform, and with respect to the Shares, will conform, in all material respects to the description thereof contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable. Except with respect to Haru Holding Corp. ("Haru") and each of its subsidiaries, all of the issued and outstanding shares of capital stock of each subsidiary of the Company are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for the pledge of the capital stock of such subsidiaries by the Company under the Credit Agreement dated as of December 1, 1997 by and among the Company, First Union National Bank and the other parties thereto (the "Credit Facility"). The Company owns directly or indirectly, 80% of the issued and outstanding shares of capital stock of Haru and each of Haru's subsidiaries, free and clear of all liens, encumbrances, equities or claims, except for the pledge of the capital stock of Haru and such subsidiaries under the Credit Facility. Except as otherwise described in the Prospectus, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Class A Stock pursuant to the Company's certificate of incorporation or by-laws or any agreement or other instrument.

     (e) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law), and except insofar as the indemnification and contribution provisions hereof may be limited by considerations of public policy.

     (f) The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

     (g) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of (i) the certificate of incorporation (or other equivalent organizational document) or by-laws (or other equivalent organizational document) of the Company or any of its subsidiaries or (ii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and except for the registration of the

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Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and applicable state or foreign securities laws or by the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution of the Shares by the Underwriter, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

     (h) Except for the Selling Stockholder's registration rights with respect to shares of capital stock of the Company owned by the Selling Stockholder (other than the Shares), there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

     (i) Except as set forth in the Prospectus, the Company has not sold or issued any shares of Class A Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act other than shares issued pursuant to employee benefit plans, stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

     (j) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any material change in the capital stock or long-term debt of the Company and its subsidiaries on a consolidated basis or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

     (k) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included or incorporated in the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The other financial information and

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data filed as part of the Registration Statement or included in the Prospectus is fairly presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

     (l) Deloitte & Touche, LLP, who have certified certain financial statements of the Company, whose report is incorporated by reference in the Prospectus and who have delivered the initial letter referred to in Section 9(h) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

     (m) The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; all assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries taken as a whole.

     (n) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

     (o) The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, in each case except as could not reasonably be expected to have a Material Adverse Effect.

     (p) Except as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries would reasonably be expected to have a Material Adverse Effect; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

     (q) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the

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Prospectus or filed as exhibits to the Registration Statement or incorporated by reference as exhibits as permitted by the Rules and Regulations.

     (r) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus which is not so described.

     (s) No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent, which would reasonably be expected to have a Material Adverse Effect.

     (t) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and, to the best of the Company's knowledge, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

     (u) The Company has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof (except where the failure to file would not reasonably be expected to have a Material Adverse Effect) and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have) a Material Adverse Effect.

     (v) Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company has not (i) issued or granted any securities, (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

     (w) The Company (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that
(A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements

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and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

     (y) Neither the Company nor any of its subsidiaries (i) is in violation of its certificate of incorporation (or other equivalent organizational document) or by-laws (or other equivalent organizational document), (ii) is in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business except, in the case of clauses (ii) and (iii), for such defaults, violations and failures which would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (z) Neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

     (aa) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or would not be reasonably expected to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges,

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leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse
Effect; and the terms "hazardous wastes", "toxic wastes", "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

     (bb) Neither the Company nor any subsidiary is an "investment company" as defined in the Investment Company Act of 1940, as amended.

     (cc) The Shares have been authorized for listing on the Nasdaq National Market.

     SECTION 2. Representations, Warranties and Agreements of the Selling Stockholder. The Selling Stockholder represents, warrants and agrees that:

     (a) The Selling Stockholder has good and valid title to (i) the shares of Common Stock delivered to First Union National Bank of North Carolina, the Company's transfer agent (the "Transfer Agent"), and (ii) the shares of Series A Preferred Stock (together with the Common Stock, the "Securities") delivered to Dornbush Mensch Mandelstam & Shaeffer, LLP, as custodian (the "Custodian") pursuant to the terms of the Custody Agreement (as defined below), which Securities are convertible into at least 400,000 Shares of Class A Stock to be sold by the Selling Stockholder hereunder and immediately prior to each Delivery Date (as defined in Section 5 hereof), the Selling Stockholder will have, good and valid title to the Shares of Class A Stock (issuable upon conversion of such Securities) to be sold by the Selling Stockholder hereunder on such date, with respect to both such Securities and such Shares, free and clear of all liens, encumbrances, equities or claims; and upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the Underwriter.

     (b) The Selling Stockholder has delivered the certificates in negotiable form representing the shares of Common Stock to the Transfer Agent and has placed in custody, under a custody agreement (the "Custody Agreement") with the Custodian, the certificates in negotiable form representing the shares of Series A Preferred Stock, in both cases, representing the Securities which are convertible into the Shares of Class A Stock to be sold by the Selling Stockholder hereunder.

     (c) Each of this Agreement and the Custody Agreement has been duly authorized, executed and delivered by the Selling Stockholder and constitutes the legal, valid and binding obligation of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law), and except insofar as the indemnification and contribution provisions hereof may be limited by considerations of public policy.

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     (d)  The Selling Stockholder has full right, power and authority to enter into this Agreement and the Custody Agreement and to perform its obligations hereunder and thereunder; the execution, delivery and performance of this Agreement and the Custody Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, nor will such actions result in any violation of the provisions of applicable organizational documents of the Selling Stockholder or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder; and, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state and foreign securities laws and by the NASD in connection with the purchase and distribution of the Shares by the Underwriter, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement or the Custody Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby.

     (e) The Registration Statement and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus, when they become effective or are filed with the Commission, as the case may be, do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein.

     (f) The Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in Section 1 hereof are not materially true and correct, is familiar with the Registration Statement and the Prospectus (as amended or supplemented) and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement, as of the Effective Date, or the Prospectus (or any amendment or supplement thereto), as of the applicable filing date, which has had or may have a Material Adverse Effect and is not prompted to sell the Shares by any information concerning the Company which is not set forth in the Registration Statement and the Prospectus.

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     (g)  The Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

     SECTION 3. Purchase of the Shares by the Underwriter. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Selling Stockholder agrees to sell to the Underwriter up to 400,000 Shares of Class A Stock, and the Underwriter agrees to purchase from the Selling Stockholder up to such 400,000 Shares, at a per Share purchase price equal to a 10% discount (rounded to two decimal places) from the closing bid price of a Share of Class A Stock on the Nasdaq National Market on the date the Underwriter provides a Notice of Delivery Date (as hereinafter defined) to the Selling Stockholder; provided, that in no event shall the Selling Stockholder be required to sell such Shares to the Underwriter at a per Share purchase price less than $8.50 per Share. For purposes of this Agreement, delivery by the Underwriter of a Notice of Delivery Date at any time prior to 6:00 p.m. New York City time on any day shall constitute delivery of a Notice of Delivery Date on such day.

     The Selling Stockholder shall not be obligated to deliver any of the Shares to be delivered on any Delivery Date (as hereinafter defined), except upon payment for all the Shares to be purchased on such Delivery Date as set forth in the Notice of Delivery Date and as provided herein.

     SECTION 4. Offering of Shares by the Underwriter. The Underwriter is to make a public offering of the Shares on a best efforts basis. There is no minimum amount of Shares that must be sold by the Underwriter hereunder. The Shares are to be initially offered to the public at an offering price equal to a 4% discount (rounded to two decimal places) from the closing bid price of a Share of Class A Stock on the Nasdaq National Market on the date the Underwriter provides a Notice of Delivery Date (as hereinafter defined) to the Selling Stockholder. The Underwriter may, at its own expense, enter into one or more agreements, in its sole discretion, as it deems advisable, with one or more broker-dealers who shall act as dealers in connection with such public offering.

     SECTION 5. Delivery of and Payment for the Shares. Delivery of and payment for the Shares shall be made at the offices of Ladenburg Thalmann & Co. Inc., 590 Madison Avenue, New York, New York 10022, at 10:00 A.M., New York City time, from time to time, in each case on the third full business day after the Underwriter sends the Selling Stockholder a notice of a delivery date (in each instance, a "Notice of Delivery Date"). The Notice of Delivery Date shall specify that delivery and payment for some or all of the Shares, specifying the exact number of such Shares, shall occur on the third full business day after the Underwriter sends the Notice of Delivery Date. A Delivery Date shall also occur on such other dates or at such other places as shall be determined by agreement between the Underwriter and the Selling Stockholder. These dates and times

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are referred to as "Delivery Dates." On each Delivery Date, the Selling
Stockholder shall deliver or cause to be delivered certificates representing the number of Shares specified in the Notice of Delivery Date to the Underwriter against payment to or upon the order of the Selling Stockholder of the purchase price by wire transfer in immediately available funds to a bank account designated by the Selling Stockholder at least two business days prior to such Delivery Date. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriter hereunder. Upon delivery, the Shares shall be registered in such names and in such denominations as the Underwriter shall request in writing not less than two full business days prior to each Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Shares, the Selling Stockholder shall make the certificates representing the Shares available for inspection by the Underwriter in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to each Delivery Date.

     SECTION 6. Further Agreements of the Company. The Company agrees:

     (a) To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriter with copies thereof; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

     (b) To furnish promptly to the Underwriter and to counsel for the Underwriter a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

     (c) To deliver promptly to the Underwriter such number of the following documents as the Underwriter shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Shares or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Underwriter and, upon its request, to prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

     (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or the Underwriter, be required by the Securities Act or requested by the Commission;

     (e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Underwriter and counsel for the Underwriter and obtain the consent of the Underwriter to the filing, which consent shall not be unreasonably delayed or withheld;

     (f) As soon as practicable after the Effective Date, to make generally available to the Company's security holders and to deliver to the Underwriter an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 1l(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

     (g) Upon the request of the Underwriter, for a period of two years following the Effective Date, to furnish to the Underwriter copies of all materials furnished by the Company to its shareholders generally and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Class A Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

     (h) Promptly from time to time to take such action as the Underwriter may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation, to submit to general taxation or to file a general consent to service of process in any jurisdiction;

     (i) For a period of 90 days from the date of the Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future
of) any shares of Class A Stock or securities convertible into or exchangeable for Class A Stock (other than (w) the Shares, (x) shares of Class A Stock issued pursuant to employee benefit plans, stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights, or (y) shares of Class A Stock or securities convertible into or exchangeable for Class A Stock issued in a private placement transaction (provided that such shares shall not be publicly resold during the period of 90 days after the date of the Prospectus; provided, further, that the holder of shares issued in such a transaction shall furnish to the Underwriter at or prior to the time of such issuance a letter in the form of Exhibit A hereto)) or substantially similar securities, or sell or grant options, rights or warrants with respect to any shares of Class A Stock or securities convertible into or exchangeable for Class A Stock or substantially similar securities (other than the grant of options pursuant to benefit plans existing on the date hereof), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Class A Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Class A Stock or other securities, in cash or otherwise, in each case without the prior written consent of the Underwriter; and to cause (i) each executive officer and employee director of the Company, to furnish to the Underwriter, prior to the first Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto and (ii) each non-employee director of the Company, to furnish to the Underwriter, prior to the first Delivery Date, a letter or letters, substantially in the form of Exhibit B hereto. In addition, the Selling Stockholder hereby agrees to be bound by and to comply with the terms and restrictions applicable to the Company in this paragraph (i); provided, however, that the restrictions set forth in this paragraph (i) shall not apply with respect to the sale of any of the Shares by the Selling Stockholder to the Ono Group or any of its affiliates in compliance with Section 12 of this Agreement.

     (j) To take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an "investment company" as defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder; and

     (k) During the period of 90 days from the date of the Prospectus, to obtain an executed letter in the form of Exhibit A or Exhibit B hereto, as the case may be, from each new executive officer and director who has not previously executed such a letter.

     SECTION 7. Further Agreements of the Selling Stockholder. The Selling Stockholder agrees:

     (a) That concurrently with the execution hereof, such Selling Stockholder will execute and deliver to the Underwriter a letter in the form of Exhibit A hereto;

     (b) That the Shares to be sold by the Selling Stockholder hereunder, which is represented by the certificates held in custody for the Selling Stockholder, is subject to the interest of the Underwriter, that the arrangements made by the Selling Stockholder for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholder hereunder shall not be terminated by any act of the Selling Stockholder, or to the extent permitted by applicable law, by the death, incapacity, disability or incompetence, liquidation or dissolution of the Selling Stockholder or, in the case of a trust, by the death or incapacity of any executor or trustee or the termination of such trust, to the extent applicable, or the occurrence of any other event; and

     (c) To deliver to the Underwriter prior to the first Delivery Date a properly completed and executed United States Treasury Department Form W- 8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States person).

     SECTION 8. Expenses. The Selling Stockholder agrees to pay (a) the Underwriter a $75,000 non-accountable expense allowance to cover all of the Underwriter's out-of-pocket expenses (the receipt of which is hereby acknowledged by the Underwriter), (b) the costs incident to the sale and delivery of the Shares and any taxes payable in that connection; (c) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (d) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (e) the costs of reproducing and distributing this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Shares; (f) the filing fees incident to securing the review by the National Association of Securities Dealers, Inc. of the terms of sale of the Shares; (g) any applicable listing or other fees; (h) the fees and expenses of qualifying the Shares under the securities laws of the several jurisdictions as provided in Section 6(h) and of preparing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriter, which obligation shall be in addition to the obligation referred to in subparagraph (a) above); (i) the costs and expenses (excluding costs and expenses of the Underwriter and its representatives) relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Selling Stockholder and any such consultants, and all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholder under this Agreement, including all accounting and counsel fees and expenses incurred by the Company and the Selling Stockholder in connection with the offering of the Shares hereunder.

     SECTION 9. Conditions of Underwriter's Obligations. The obligations of the Underwriter hereunder on each Delivery Date are subject (x) to the accuracy when made and on each Delivery Date, of the representations and warranties of the Company and the Selling Stockholder contained herein (provided that, in the case of this clause (x), the obligations of the Underwriter hereunder shall be subject to the accuracy in all material respects of those representations and warranties that are not qualified as to materiality), (y) to the performance by the Company and the Selling Stockholder of their respective obligations hereunder and (z) to each of the following additional terms and conditions:

     (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

     (b) The Underwriter shall not have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of Lowenstein Sandler PC, counsel for the Underwriter, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

     (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Custody Agreement, the Shares, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriter, and the Company and the Selling Stockholder shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

     (d) Dornbush Mensch Mandelstam & Schaeffer, LLP, shall have furnished to the Underwriter its written opinion, as counsel to the Company, addressed to the Underwriter and dated such Delivery Date, in substantially the form attached hereto as Exhibit C.

     (e) Dornbush Mensch Mandelstam & Schaeffer, LLP, shall have furnished to the Underwriter its written opinion, as counsel to the Selling Stockholder, addressed to the Underwriter and dated such Delivery Date, in substantially the form attached hereto as Exhibit D.

     (f) At the time of execution of this Agreement, the Underwriter shall have received from Deloitte & Touche, LLP a letter, in form and substance satisfactory to the Underwriter, addressed to the Underwriter and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

     (g) With respect to the letter of Deloitte & Touche LLP referred to in the preceding paragraph and delivered to the Underwriter concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Underwriter a letter (the "bring-down letter") of such accountants, addressed to the Underwriter and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

     (h) The Company shall have furnished to the Underwriter a certificate, dated such Delivery Date, of its President and its chief financial officer stating that:

          (i)  The representations, warranties and agreements of the Company in
     Section 1 are true and correct as of such Delivery Date (provided that such representations, warranties and agreements that are not qualified as to materiality shall be true in all material respects); the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 9(a) and 9(l) have been fulfilled; and

          (ii) They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and the Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the

     Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

     (i) The Selling Stockholder shall have furnished to the Underwriter a certificate, dated such Delivery Date, signed by, or on behalf of, the Selling Stockholder stating that the representations, warranties and agreements of the Selling Stockholder in Section 2 are true and correct as of such Delivery Date (provided that such representations, warranties and agreements that are not qualified as to materiality shall be true in all material respects); and that the Selling Stockholder has complied with all agreements contained herein required to be complied with by the Selling Stockholder on or prior to such Delivery Date.

     (j) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus (i) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company and its subsidiaries on a consolidated basis or any adverse change, or any development involving a prospective adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

     (k) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

     (l)  The Shares shall be listed on the Nasdaq National Market System.

     (m) Prior to the First Delivery Date, the Underwriter shall have received from the Selling Stockholder and from each executive officer and director of the Company, an executed letter in the form of Exhibit A or Exhibit B, as applicable, pursuant to Section 6(i) hereto.

     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

     SECTION 10.  Indemnification and Contribution.

     (a) The Company shall indemnify and hold harmless the Underwriter, its officers and employees and each person, if any, who controls the Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which the Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky application, any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by the Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse the Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 10(f); and provided further that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning the Selling Stockholder furnished to the Company in writing by or on behalf of such Selling Stockholder specifically for inclusion therein; and provided further that as to any Preliminary Prospectus, this indemnity agreement shall not inure to the benefit of the Underwriter, its officers or employees, or any person controlling the Underwriter, on account of any loss, claim, damage, liability or action arising from the sale of the Shares to any person by the Underwriter if the Underwriter failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of any material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in the Prospectus, unless such failure resulted from non-compliance by the Company with Section 6(c). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Underwriter or to any officer, employee or controlling person of the Underwriter.

     (b) The Selling Stockholder shall indemnify and hold harmless the Underwriter, its officers and employees and each person, if any, who controls the Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which the Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky application, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company by or on behalf of the

Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 10(f); and provided further that as to any Preliminary Prospectus, this indemnity agreement shall not inure to the benefit of the Underwriter, its officers or employees, or any person controlling the Underwriter, on account of any loss, claim, damage, liability or action arising from the sale of Shares to any person by that Underwriter if that Underwriter failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of any material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in the Prospectus, unless such failure resulted from non-compliance by the Company with Section 6(c). Notwithstanding the foregoing, the aggregate liability of the Selling Stockholder pursuant to the provisions of this Section 10(b) shall be limited to an amount equal to the net proceeds (before deducting expenses) received by such Selling Stockholder from the sale of its Shares hereunder. The foregoing indemnity agreement is in addition to any liability which the Selling Stockholder may otherwise have to the Underwriter or to any officer, employee or controlling person of that Underwriter.

     (c) The Underwriter shall indemnify and hold harmless the Company, its officers and employees, each of its directors, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon,
(i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which the Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

     (d) Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing,
(ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by the Underwriter if the indemnified parties under this Section 10 consist of the Underwriter or the Underwriter's officers, employees or controlling persons, or by the Company, if the indemnified parties under this Section consist of the Company or any of the Company's directors, officers, employees or controlling persons. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise, consent or judgment includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

     (e) If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b) or 10(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Selling Stockholder on the one hand and the Underwriter on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder (with the fault of the Company also being considered in determining the fault of the Selling Stockholder) on the one hand and the Underwriter on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Selling Stockholder on the one hand and the Underwriter on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds (before deducting expenses) from the offering of the Shares purchased under this Agreement received by the Selling Stockholder on the one hand, and the total underwriting discounts and commissions received by the Underwriter with respect to the Shares purchased under this Agreement on the other hand bear to the total gross proceeds from the offering of the Shares under this Agreement, in each case as described on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder (with the fault of the Company also being considered in determining the fault of the Selling Stockholder) or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholder and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 10(e), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, the aggregate liability of the Selling Stockholder pursuant to the provisions of this Section 10(e) shall be limited to an amount equal to the net proceeds (before deducting expenses) received by such Selling Stockholder from the sale of its Shares hereunder.

     (f) The Underwriter confirms and the Company acknowledges that the statements with respect to the public offering of the Shares by the Underwriter set forth in the ___________of the cover page and in paragraphs __________________under the caption "Plan of Distribution" in, the Prospectus are correct and constitute the only information concerning such Underwriter furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in the Registration Statement and the Prospectus.

     SECTION 11. Termination. The obligations of the Underwriter hereunder may be terminated by the Underwriter by notice given to and received by the Company and the Selling Stockholder prior to delivery of and payment for all of the Shares if, prior to that time, any of the events described in Sections 9(k) or 9(l), shall have occurred or if the Underwriter shall decline to purchase the Shares for any reason permitted under this Agreement. Notwithstanding any other provision of this Agreement to the contrary, this Agreement shall terminate automatically if the purchase of the Shares by the Underwriter is not completed by August ___, 2001. The termination date cannot be extended.

     SECTION 12. Reimbursement of Underwriter's Expenses. If the Selling Stockholder shall fail to tender the Shares for delivery to the Underwriter by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholder to perform any agreement on its part to be performed, or because any other condition of the Underwriter's obligations hereunder required to be fulfilled by the Company or the Selling Stockholder is not fulfilled, the Company or the Selling Stockholder, as the case may be, will reimburse the Underwriter for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by the Underwriter in connection with this Agreement and the proposed purchase of the Shares and upon demand the Company or the Selling Stockholder, as the case may be, shall pay the full amount thereof to the Underwriter. If this Agreement is terminated pursuant to
Section 11 by reason of the default of the Underwriter, neither the Company nor the Selling Stockholder shall be obligated to reimburse the Underwriter on account of those expenses. In addition, in the event the Selling Stockholder sells any of the Shares to an affiliate of the Selling Stockholder or to the ONO Group or any of its affiliates, during the term of this Agreement and for a period of 12 months following any termination of this Agreement, the Underwriter shall be entitled to receive, at the closing of such sale, a payment from the Selling Stockholder equal to three percent (3%) of the gross proceeds of such sale.

     SECTION 13. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

     (a) if to the Underwriter, shall be delivered or sent by mail, telex or facsimile transmission to Ladenburg Thalmann & Co. Inc., 590 Madison Avenue, New York, New York 10022, Attention: Director of Investment Banking (Fax: 212-409-
2173), with a copy to Robert G. Minion, Esq., Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068 (Fax: 973-597-2425), (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement,
Attention: Joel Schwartz, if to the Selling Stockholder, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Michael Kata, in either case with a copy to Herschel S. Weinstein, Esq., Dornbush Mensch Mandelstam & Schaeffer, LLP, 747 Third Avenue, New York, New York 10017 (Fax: 212-753-7673).

     Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Underwriter shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Selling Stockholder by the Custodian acting on behalf of the Selling Stockholder.

     SECTION 14. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company, the Selling Stockholder and their respective representatives and successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Selling Stockholder contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control the Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriter contained in
Section 10(c) of this Agreement shall be deemed to be for the benefit of directors, officers and employees of the Company, and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14 any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     SECTION 15. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Selling Stockholder and the Underwriter contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any on controlling any of them.

     SECTION 16. Definition of the Terms "Business Day" and "Subsidiary". For purposes of this Agreement, (a) "business day" means each Monday, Tuesday,

Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

     SECTION 17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

     SECTION 18. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

     SECTION 19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing correctly sets forth the agreement among the Company, the Selling Stockholder and the Underwriter, please indicate your acceptance in the space provided for that purpose below.

                                        Very truly yours,

                                        BENIHANA INC.


                                        By:_____________________________________
                                           Name:
                                           Title:

                                        BENIHANA OF TOKYO, INC.


                                        By:_____________________________________


                                        Accepted:

                                        LADENBURG THALMANN & CO. INC,
                                        as Underwriter


                                        By:_____________________________________